Exhibit 99.1


           Gibraltar Reports Best-Ever Quarterly Sales and Earnings;
                  First-Quarter Sales of $212 Million Up 31 %,
                    Net Income Grew by 91 % to $9.3 Million

   BUFFALO, N.Y.--(BUSINESS WIRE)--April 26, 2004--Gibraltar (Nasdaq:
ROCK) today reported its highest-ever quarterly sales and earnings for the quarter ended March 31, 2004. As it had previously disclosed on April 15, the Company said that while the recent surge in steel pricing had a positive impact on its first-quarter performance, the faster-than-anticipated ramp-up of the national sales and marketing effort in its building products operations, combined with a continuing focus on operational improvements and a strengthening economy, all contributed to the stronger-than-expected results.
   Sales of $212 million in the first quarter of 2004 were a quarterly record, increasing by approximately 31 percent from $161 million in the first quarter of 2003. Net income of $9.3 million in the quarter ended March 31, 2004, was also a quarterly record, and increased by approximately 91 percent from $4.9 million in the first quarter of 2003.
   Earnings per share in the first quarter of 2004 were $.48, at the upper end of the range Gibraltar provided on April 15, and increased by approximately 60 percent compared to $.30 per share in the first quarter of 2003, on approximately 21 percent more weighted average shares outstanding which resulted from Gibraltar's successful completion of its approximately 3.2 million-share secondary stock offering.
   "We had our best-ever quarterly sales and earnings in the first quarter, as most of our segments generated double-digit sales growth, as well as significant improvements in operating income. The many steps we have taken to strategically strengthen and reposition Gibraltar - including our 2003 acquisitions of Construction Metals (April 1) and Air Vent (May 1), our newly formed joint venture with Duferco Farrell, and our new heat-treating agreements with major automotive customers - put us in a position where we were able to produce a first-quarter performance that significantly exceeded our expectations and set us on a course that is leading towards generating record results in 2004," said Brian J. Lipke, Gibraltar's Chairman and Chief Executive Officer.
   "As we look at our portfolio of businesses, we had exceptionally strong performances in a number of targeted high-growth areas, including structural connectors, ventilation products, and metal-joining and assembly services, to name a few. These are among our historically best-performing businesses, with the highest margins and profitability," said Mr. Lipke.
   "While we have begun this year with excellent momentum, we continue to have a number of initiatives underway and others in the planning stages that should lead to continuing improvements in our performance.
   "We are also continuing our efforts to increase sales through the utilization of existing capacity in our company and enhancing the profitability of our existing operations through the development of improved operating synergies, complemented by strategic acquisitions, joint ventures, and other business partnerships that strengthen our company.
   "In the first three months of 2004, we have made Gibraltar a much stronger company with the addition of Bob Sadler (Chairman of M&T Bank and Executive Vice President of M&T Bank Corporation, NYSE: MTB) to our board, Dave Kay joining our management team as Chief Financial Officer, the acquisitions of Renown and Covert (both of which strengthened our position as the second-largest manufacturer of structural connectors in North America), and a series of continuing initiatives to streamline and integrate the operations in every part of our company," said Mr. Lipke.
   As we move into the seasonally strongest periods for our business (the second and third quarters), we will continue to benefit from all of our growth initiatives, even though the second-quarter growth, on a comparative basis, is expected to occur at a more moderate pace than the first quarter.
   Looking ahead, Mr. Lipke said that, barring a significant change in business conditions, Gibraltar expects its second-quarter earnings per share will be in the range of $.56 to $.61, compared to $.51 in the second quarter of 2003, on approximately 21 percent more weighted average shares outstanding (19.6 million versus 16.1 million).
   "We have now generated quarter-over-quarter improvements in both sales and earnings for nine consecutive quarters, and we believe we are well positioned to build on this record of consistent and steadily improving performance in the second quarter. We are clearly focused on generating consistent improvements to our sales, earnings, margins, and returns on sales and investment," said Mr. Lipke.
   Gibraltar is a manufacturer and distributor of more than 5,000 residential and commercial building products, one of North America's leading metal processors, and North America's second-largest commercial heat treater. The Company serves approximately 10,000 customers in a variety of industries in all 50 states, Canada, and Mexico. It has approximately 3,600 employees and operates 70 facilities in 26 states, Canada, and Mexico.
   Information contained in this release, other than historical information, should be considered forward-looking, and may be subject to a number of risk factors, including: the impact of changing steel prices on the Company's results of operations; changing demand for the Company's products; risks associated with the integration of acquisitions; and changes in interest or tax rates.
   Gibraltar will review its first-quarter results and discuss its outlook for the second quarter during its quarterly conference call, which will be held at 11 a.m. Eastern Time (please note new time) on April 27. Details of the call can be found on Gibraltar's Web site, at www.gibraltar1.com.
   CONTACT: Kenneth P. Houseknecht, Vice President of Communications and Investor Relations, at 716/826-6500, khouseknecht@gibraltar1.com.
   Gibraltar's news releases, along with comprehensive information about the Company, are available on the Internet, at www.gibraltar1.com.


                     GIBRALTAR STEEL CORPORATION
                         Financial Highlights
                (in thousands, except per share data)


                                               Three Months Ended
                                        March 31, 2004  March 31, 2003
                                        --------------  --------------
Net Sales                                 $   211,995    $   161,532
Net Income                                $     9,345    $     4,904
Net Income Per Share-Basic                $       .48    $       .31
Weighted Average Shares Outstanding-
 Basic                                         19,423         15,988
Net Income Per Share-Diluted              $       .48    $       .30
Weighted Average Shares Outstanding-
 Diluted                                       19,572         16,151




                            GIBRALTAR STEEL CORPORATION

                       CONDENSED CONSOLIDATED BALANCE SHEETS
                                   (in thousands)

                                           March 31,     December 31,
                                             2004           2003
                                          -----------    -----------
                                          (unaudited)     (audited)
Assets
------
Current assets:
 Cash and cash equivalents                $     5,424    $    29,019
 Accounts receivable                          135,297        102,591
 Inventories                                  112,533        107,531
 Other current assets                          11,887         10,309
                                          -----------    -----------
   Total current assets                       265,141        249,450

Property, plant and equipment, net            250,349        250,029
Goodwill                                      270,917        267,157
Investments in partnerships                     5,568          5,044
Other assets                                    6,710          6,063
                                          -----------    -----------
                                          $   798,685    $   777,743
                                          ===========    ===========

Liabilities and Shareholders' Equity
------------------------------------
Current liabilities:
 Accounts payable                         $    58,791    $    49,879
 Accrued expenses                              30,829         29,029
 Current maturities of long-term debt          18,348         19,848
                                          -----------    -----------
   Total current liabilities                  107,968         98,756

Long-term debt                                217,395        222,402
Deferred income taxes                          57,799         55,982
Other non-current liabilities                   6,086          6,422
Shareholders' equity:
  Preferred stock, $.01 par value;
   authorized: 10,000,000 shares; none
   outstanding                                      -              -
  Common stock, $.01 par value; authorized
   50,000,000 shares; issued 19,591,683
   and 19,274,069 shares in 2004 and 2003,
   respectively                                   196            193
  Additional paid-in capital                  205,737        199,206
  Retained earnings                           204,602        196,138
  Unearned compensation                          (687)          (818)
  Accumulated other comprehensive loss           (411)          (538)
                                          -----------    -----------
                                              409,437        394,181

Less: cost of 27,000 and 19,000 common
 shares held in treasury in 2004 and 2003,
 respectively                                       -              -
                                          -----------    -----------
  Total shareholders' equity                  409,437        394,181
                                          -----------    -----------
                                          $   798,685    $   777,743
                                          ===========    ===========


                     GIBRALTAR STEEL CORPORATION

             CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                (in thousands, except per share data)

                                              Three Months Ended
                                                    March 31,
                                              2004           2003
                                          -----------    -----------
                                          (unaudited)    (unaudited)

 Net sales                                $   211,995    $   161,532

 Cost of sales                                169,235        132,457
                                          -----------    -----------

  Gross profit                                 42,760         29,075

 Selling, general and administrative
  expense                                      24,551         18,433
                                          -----------    -----------

  Income from operations                       18,209         10,642

Other (income) expense:
 Equity in partnerships' income                  (540)           (71)
 Interest expense                               3,303          2,540
                                          -----------    -----------
   Total other expense                          2,763          2,469
                                          -----------    -----------

   Income before taxes                         15,446          8,173

Provision for income taxes                      6,101          3,269
                                          -----------    -----------

   Net income                             $     9,345    $     4,904
                                          ===========    ===========

Net income per share - Basic              $       .48    $       .31
                                          ===========    ===========

Weighted average shares outstanding -
 Basic                                         19,423         15,988
                                          ===========    ===========

Net income per share - Diluted            $       .48    $       .30
                                          ===========    ===========

Weighted average shares outstanding -
 Diluted                                       19,572         16,151
                                          ===========    ===========



                     GIBRALTAR STEEL CORPORATION

           CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                            (in thousands)

                                               Three Months Ended
                                                   March 31,
                                             2004            2003
                                          -----------    -----------
                                          (unaudited)    (unaudited)

Cash flows from operating activities
------------------------------------
Net income                                $     9,345    $     4,904
Adjustments to reconcile net income to
 net cash used in operating activities:
Depreciation and amortization                   5,959          5,295
Provision for deferred income taxes             1,113            773
Equity in partnerships' income                   (540)           (71)
Distributions from partnerships                    16             21
Unearned compensation, net of restricted
 stock forfeitures                                  7             78
Other noncash adjustments                         (27)            89
Increase (decrease) in cash resulting from
 changes in (net of acquisitions):
  Accounts receivable                         (31,264)        (9,722)
  Inventories                                  (3,348)        (7,310)
  Other current assets                           (938)        (2,503)
  Accounts payable and accrued expenses         9,926         (1,904)
  Other assets                                   (397)            39
                                          -----------    -----------

   Net cash used in operating activities      (10,148)       (10,311)
                                          -----------    -----------

Cash flows from investing activities
------------------------------------
Acquisitions, net of cash acquired             (7,135)             -
Purchases of property, plant and equipment     (5,456)        (4,843)
Net proceeds from sale of property and
 equipment                                        296            225
                                          -----------    -----------

   Net cash used in investing activities      (12,295)        (4,618)
                                          -----------    -----------

Cash flows from financing activities
------------------------------------
Long-term debt reduction                       (9,659)        (2,047)
Proceeds from long-term debt                    2,656         18,312
Net proceeds from issuance of common stock      6,720            259
Payment of dividends                             (869)          (640)
                                          -----------    -----------

   Net cash (used in) provided by
    financing activities                       (1,152)        15,884
                                          -----------    -----------

   Net (decrease) increase in cash and
    cash equivalents                          (23,595)           955

Cash and cash equivalents at beginning of
 year                                          29,019          3,662
                                          -----------    -----------

Cash and cash equivalents at end of
 period                                   $     5,424    $     4,617
                                          ===========    ===========



                      GIBRALTAR STEEL CORPORATION
                          Segment Information
                            (in thousands)

                                 Three Months Ended March 31,
                                 ----------------------------
                                                   Increase (Decrease)
                           2004         2003          $         %
                        ----------   ----------   ---------- ---------
                        (unaudited)  (unaudited)

Net Sales
 Processed steel        $   77,166   $   71,203   $    5,963     8.4%
 Building products         109,323       68,295       41,028    60.1%
 Heat treating              25,506       22,034        3,472    15.8%
                        ----------   ----------   ----------

Total Sales                211,995      161,532       50,463    31.2%


Income from Operations
 Processed steel        $    8,027   $    8,282   $     (255)   -3.1%
 Building products          10,791        2,530        8,261   326.5%
 Heat treating               3,948        2,963          985    33.2%
 Corporate                  (4,557)      (3,133)      (1,424)  -45.5%
                        ----------   ----------   ----------

Total Operating Income      18,209       10,642        7,567    71.1%


Operating Margin
 Processed steel              10.4%        11.6%
 Building products             9.9%         3.7%
 Heat treating                15.5%        13.4%


    CONTACT: Gibraltar
             Kenneth P. Houseknecht, 716-826-6500
             khouseknecht@gibraltar1.com.